                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the Com-
                                           mission Only (as permitted by
                                           Rule 14a-6(e)(2))

    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or
        Rule 14a-12


                                FRETTER, INC.
- -------------------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)


                                FRETTER, INC.
- -------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

    (5) Total fee paid:

- --------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

- --------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

    (3) Filing party:

- --------------------------------------------------------------------------------

    (4) Date filed:

- --------------------------------------------------------------------------------

                                 FRETTER, INC.

                               12501 GRAND RIVER
                            BRIGHTON, MICHIGAN 48116



                                                                    May 31, 1995

Dear Common Shareholder:

         We are pleased to enclose our Annual Report, Notice of Annual Meeting to be held on June 21, 1995, Proxy Statement and Form of Proxy.

         You are cordially invited to attend the Annual Meeting, but whether or not you expect to attend, your vote is highly important regardless of the number of shares you own. We strongly urge you to sign and promptly return to us your Proxy.

         If you have questions about the Company, please do not hesitate to direct them to us or to other officers of the Company at the Annual Meeting or at any other time.



                                   Sincerely,



               ERNEST L. GROVE, JR.                               JOHN B. HURLEY
               Chairman of the Board                              President

                                 FRETTER, INC.

                                 _____________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 21, 1995

                                 _____________


         The Annual Meeting of Shareholders of Fretter, Inc., a Michigan corporation (the "Company"), will be held at the Company's headquarters offices at 12501 Grand River, Brighton, Michigan, on Wednesday, June 21, 1995 at 11:00 a.m., Eastern Daylight Savings Time (the "Annual Meeting"), for the following purposes:

                 1. To elect seven directors (four by the holders of the Company's Common Stock, two by the holder of its Convertible Preferred Stock, Series A, and one by the holders of its Preferred Stock, Series
         B) to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

                 2. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

         The Board of Directors of the Company has fixed the close of business on May 10, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only shareholders of record on that date will be entitled to vote at the Annual Meeting.

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED STAMPED, SELF-ADDRESSED ENVELOPE PROMPTLY IN ORDER THAT YOU MAY BE REPRESENTED AT THE MEETING.

                                              By Order of the Board of Directors


                                              STUART G. GARSON
                                              Secretary

Brighton, Michigan
Date:  May 31, 1995

                                 FRETTER, INC.

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 21, 1995


         This Proxy Statement is furnished to holders of the Common Stock (the "Common Stock") of Fretter, Inc., a Michigan corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company, of Proxies to be voted at the Annual Meeting of Shareholders of the Company to be held at the principal executive offices of the Company at 12501 Grand River, Brighton, Michigan 48116 on Wednesday, June 21, 1995 at 11:00 a.m., Eastern Daylight Savings Time, and any adjournment or adjournments thereof (the "Meeting").

         A Notice of Annual Meeting and Form of Proxy accompanies this Proxy Statement. The Proxy Statement is being first mailed to shareholders on May 31, 1995.

VOTING SHARES REPRESENTED BY PROXIES

         The Board of Directors knows of no business which will be presented at the Meeting other than the matters referred to in the accompanying notice of Annual Meeting. However, if any other matters are properly presented at the Meeting, it is intended that the persons named in the Proxy will vote upon the same and act in accordance with their judgment. Shares represented by properly executed Proxies will be voted at the Meeting in the manner specified therein. If no instructions are specified in the Proxy, the shares represented thereby will be voted for the election as directors of the nominees to be elected by the holders of Common Stock referred to below. Any proxy may be revoked by the person giving it any time prior to being voted by giving written notice of revocation to the Secretary of the Company, by giving a later dated proxy, or by attending the Meeting, revoking the Proxy and voting in person.

SHAREHOLDERS ENTITLED TO VOTE AND PRINCIPAL SHAREHOLDERS

         The Board of Directors of the Company has fixed the close of business on May 10, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. Accordingly, only shareholders of record at the close of business on that date are entitled to vote at the Meeting. At the close of business on May 10, 1995 there were 10,577,392 shares of Common Stock, 3,000,000 shares of Convertible Preferred Stock, Series A ("Series A Preferred Stock"), and 1,500,000 shares of Preferred Stock, Series B ("Series B Preferred Stock") entitled to vote. Each share of Series A Preferred Stock is entitled to one vote on the election of two directors, each share of Series B Preferred Stock is entitled to one vote on the election of one director, and each share of Common Stock is entitled to one vote on the election of four directors and upon any other matter to be presented at the Meeting.

         So far as is known to the Company, no person owned beneficially as of May 1, 1995 more than 5% of the issued and outstanding shares of voting stock of the Company, other than the persons shown in the following table. Except as otherwise indicated, each person has the sole investment and voting power with respect to the shares shown.

                                                  COMMON STOCK                PREFERRED STOCK
                                          --------------------------    ------------------------
                                          AMOUNT OF                      AMOUNT OF
          NAME AND ADDRESS OF             BENEFICIAL        PERCENT     BENEFICIAL      PERCENT
          BENEFICIAL OWNER(1)             OWNERSHIP        OF CLASS      OWNERSHIP     OF CLASS
          -------------------             ---------        --------      ---------     --------


          Oliver L. Fretter
          28833 Telegraph Road
          Southfield, Michigan 48034      3,468,991(2)      32.8%(2)         -0-           -0-



          Howard O. Fretter(3)
          28833 Telegraph Road
          Southfield, Michigan 48034      1,570,296(4)      14.8%(4)         -0-           -0-


          John B. Hurley
          12501 Grand River
          Brighton, Michigan 48116        5,932,669(5)      54.8%(5)         -0-           -0-



          Dixons Overseas                                                 3,000,000       100%
          Investments Limited(6)                                         (Series A)
          29 Farm Street                                                  1,500,000       100%
          London, W1X 7RO                 7,444,454(7)      50.1%(7)     (Series B)
          England

- ---------------

(1) Except as otherwise noted, each of Messrs. Fretter and Hurley holds his shares of Common Stock in a revocable living trust under which, during his lifetime, he is the sole trustee and beneficiary.

(2) Includes 3,452,671 shares owned by Oliver L. Fretter and 16,320 shares held in irrevocable trusts for the benefit of his daughter and grandchildren.

(3)      Howard O. Fretter is the son of Oliver L. Fretter.

(4) Includes 1,558,056 shares owned by Howard O. Fretter and 12,240 shares held in an irrevocable trust for the benefit of his children. Does not include 100,000 shares held in other irrevocable trusts for the benefit of his children.

(5) Includes 5,135,207 shares owned by Oliver L. Fretter, Howard O. Fretter and certain trusts for the benefit of the children of Howard
         O. Fretter, over which John B. Hurley has voting power pursuant to a Shareholders Agreement dated November 30, 1993. Under that agreement, Mr. Hurley has also agreed to cast such votes, as long as the Fretter family holds in the aggregate at least 10% of the outstanding Common Stock, in all elections of directors, in such a way as to elect Oliver
         L. Fretter (or, if Oliver L. Fretter so chooses or is unable to serve, Howard O. Fretter) to the Board of Directors. Also under that agreement, Messrs. Fretter have agreed not to sell any Common Stock if as a result of that sale Mr. Hurley would then control the votes of less than 55% of the Common Stock outstanding (disregarding any shares held by Dixons America Holdings, Inc. or its affiliate). Included in the 5,135,207 shares are 880,600 shares which Mr. Hurley also may acquire pursuant to various options. The total number of shares held by Mr. Hurley (5,932,669) also includes 255,000 shares which Mr. Hurley may acquire from the Company upon the exercise of options pursuant to his employment agreement which are presently vested or will vest within sixty days after the date hereof, and 6,120 shares held by Mr. Hurley as custodian for the benefit of his children. Mr. Hurley's indicated holdings do not include any shares held by Dixons Overseas Investments Limited as to which certain voting arrangements exist. Percentage is based on 10,577,392 shares of Common Stock presently outstanding, plus 255,000 shares issuable upon the exercise of certain presently vested options. See footnote (7), below.

(6) Dixons Overseas Investments Limited ("Dixons Overseas") is a wholly-owned indirect subsidiary of Dixons Group plc, a United Kingdom based electronics retailer whose shares are traded on the London Stock Exchange.

(7) Consists of 3,164,804 shares of Common Stock presently held, together with the 4,279,650 shares of Common Stock into which the 3,000,000 shares of Series A Preferred Stock are presently convertible. Percentage is based on 10,577,392 shares of Common Stock presently outstanding, plus the 4,279,650 shares which would be outstanding if Dixons Overseas were to convert the 3,000,000 shares of Series A Preferred Stock it now holds. John B. Hurley has agreed that if Dixons Overseas converts any shares of Series A Preferred Stock to Common Stock, he will (to the extent he may do so without triggering liability under Section 16(b) of the Securities Exchange Act of 1934) exercise his options from the Company granted under his employment agreement in an amount sufficient to keep Dixons Overseas' voting control below 50%. Pursuant to a Voting Agreement dated December 3, 1993 (as amended) between John B. Hurley and Dixons America Holdings, Inc. ("DAH"), the 3,164,804 shares of Common Stock held by Dixons Overseas (as long as it is beneficially owned by DAH or its affiliates) shall be voted in all elections of directors in direct proportion to the vote of all other holders of shares of Common Stock, until the earlier of December 3, 1996, or the conversion of more than 50% of the Series A Preferred Stock into Common Stock or the sale or disposition of more than 50% of the Series A Preferred Stock to a party other than an affiliate of DAH. Further, at the sole option of DAH and its affiliates and upon the conversion of more than 50% of the Series A Preferred Stock into Common Stock, (a) the Common Stock then owned by DAH and its affiliates shall be voted for the election of directors nominated by Mr. Hurley up to (i) the total number of directors, less (ii) one-half of the total number of directors, rounded up to the nearest whole number, minus one; and (b) the Common Stock owned by Mr. Hurley (or for which he has voting power) shall be voted for the election of directors nominated by DAH or its affiliates, up to one-half of the total number of directors, rounded up to the nearest whole number, minus one (inclusive of any directors to be elected by the holders of Series A Preferred Stock and Series B Preferred Stock). The voting agreements described in (a) and (b) above are revocable by DAH or its affiliates at any time, and by Mr. Hurley during such time as he does not have the power to elect a majority of the Board of Directors after giving effect to the foregoing agreements.

ELECTION OF DIRECTORS

         Seven directors are proposed to be elected to hold office until the next annual meeting of the shareholders and until their respective successors have been elected and qualified. Assuming the presence of a quorum, four directors will be elected at the Annual Meeting, from among those duly nominated for such positions, by a plurality of the votes cast by holders of Common Stock, two directors will be elected by a plurality of the votes cast by holders of Series A Preferred Stock, and one director will be elected by a plurality of the votes cast by holders of Series B Preferred Stock, in each case present in person, or represented by proxy, and entitled to vote at the meeting. Assuming a quorum is present, abstentions, withholdings of authority or broker non-votes will not affect the election of such nominees. Except to the extent authority is withheld, votes will be cast pursuant to the Proxies solicited hereby for the nominees for election by holders of Common Stock named below. If any nominee is unable to serve, which is not anticipated, the Proxies will be voted for such other person as may be nominated by the Board of Directors.

         The following table sets forth information as to each of the nominees and information as to beneficial ownership of Common Stock by each of the persons named in the Summary Compensation Table below and by all directors and executive officers of the Company as a group, in each case, based on data furnished by him or them. Except as indicated in the footnotes, each person has sole investment and voting power with respect to the shares shown.

                                                                     SERVED
                                                                      AS A        SHARES OF
                                                                    DIRECTOR     COMMON STOCK
                                        PRINCIPAL OCCUPATION        OF THE       BENEFICIALLY
   NAME OF INDIVIDUAL OR                 AND EMPLOYMENT FOR         COMPANY      OWNED AS OF      PERCENT
     IDENTITY OF GROUP       AGE           LAST FIVE YEARS           SINCE       MAY 1, 1995      OF CLASS
   ---------------------     ---        --------------------        -------      -----------      --------

 NOMINEES

 Ernest L. Grove, Jr.(1)     70     Chairman of the Board of the     1987           1,000             *
                                    Company since December 1993.
                                    Retired Vice Chairman of the
                                    Board, Chief Financial
                                    Officer and Director of The
                                    Detroit Edison Company.
                                    Also a Director of Standard
                                    Federal Bank and a Trustee
                                    of Cranbrook Funds, an
                                    investment company.

 Oliver L. Fretter(1)        72     Chairman of the Board of the     1967        3,468,991(3)       32.8%
                                    Company from 1985 to
                                    December 1993.  Prior
                                    thereto he was President of
                                    the Company.

 John B. Hurley(1)           55     President of the Company         1978        5,932,669(3)       54.8%
                                    since 1985.  Prior thereto
                                    he was Executive Vice
                                    President.

 Dale R. Campbell(1)         38     Executive Vice President of      1993          2,550(4)           *
                                    the Company since June 1989.
                                    Prior thereto he was General
                                    Counsel of the Company.

 Peter A. Dow(2)             61     Retired Vice Chairman,           1986            510              *
                                    President and Chief
                                    Operating Officer of Lintas:
                                    Campbell-Ewald, an
                                    advertising agency.

 Brian K. Friedman(2)        38     General Counsel of Silo,         1994             --              *
                                    Inc. from 1989 to 1993.

 Robert N. Shrager(2)        46     Corporate Finance Director       1994             --              *
                                    of Dixons Group plc since
                                    1988.

 NON DIRECTOR EXECUTIVE OFFICERS

 Daniel Hourigan             47     Senior Vice President -           --              --              *
                                    Store Operations since
                                    February 1994.  From 1991 to
                                    1994, he held the same
                                    position at Silo, Inc.
                                    Prior to then, he was
                                    employed in various
                                    capacities with Dixons Store
                                    Group Limited in England.

                                                                    SERVED
                                                                     AS A         SHARES OF
                                                                   DIRECTOR      COMMON STOCK
                                        PRINCIPAL OCCUPATION        OF THE       BENEFICIALLY
   NAME OF INDIVIDUAL OR                 AND EMPLOYMENT FOR         COMPANY      OWNED AS OF       PERCENT
     IDENTITY OF GROUP       AGE           LAST FIVE YEARS           SINCE       MAY 1, 1995      OF CLASS
   ---------------------     ---        --------------------        -------      -----------      --------

 Julian L. Potts             47     Senior Vice President-            --           4,080(4)        *
                                    Advertising, Merchandising
                                    and Marketing since December
                                    1993.  Previously, he was
                                    Senior Vice President-Sales,
                                    Operations, Marketing and
                                    Market Development since
                                    1991.  Previous thereto he
                                    was Senior Vice President-
                                    Eastern Region since 1990.
                                    He has been employed by the
                                    Company since 1979.

 Stuart G. Garson            39     Vice President and Secretary      --              --           *
                                    since December 1993.
                                    General Counsel since
                                    November 1989.

 All Executive Officers and Directors as a Group (ten persons)                 5,944,094         54.8%

- ---------------

*        less than 1%

(1)      Director position to be voted on by Common Stockholders.

(2)      Director position to be voted on by Preferred Stockholders.

(3)      See "Shareholders Entitled to Vote and Principal Shareholders" above.

(4) Represents shares of Common Stock which Messrs. Campbell and Potts have the right to acquire through the exercise of stock options within 60 days of May 1, 1995.


CERTAIN INFORMATION AS TO COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         From February 1, 1994 to March 23, 1994, the Audit Committee consisted of John B. Hurley, Ernest L. Grove, Jr., Chairman, Peter A. Dow and Bruce D. Birgbauer. On March 23, 1994, Mr. Birgbauer resigned, and Robert N. Shrager now serves on the Audit Committee. The Audit Committee met two times during the fiscal year. The Committee annually recommends for appointment by the Board of Directors the independent public accountants for the Company, receives and reviews audit reports submitted by the Company's independent public accountants and internal audit staff, reviews internal audit procedures and performs related functions.

         From February 1, 1994 to June 15, 1994, the Compensation Committee consisted of Oliver L. Fretter, Peter A. Dow, Chairman, and Ernest L. Grove, Jr. On June 15, 1994, Mr. Fretter resigned, and Robert N. Shrager now serves on the Compensation Committee. The Compensation Committee met one time during the fiscal year. The Committee reviews and recommends to the Board of Directors matters regarding compensation plans and arrangements with officers and directors of the Company. The Committee also functions as the option committee under the Company's 1986 Employee Stock Option Plan and the bonus committee under the Company's Bonus Plan described under the Compensation Committee Report on Executive Compensation below. In addition, a subcommittee of the Compensation Committee, Ernest L. Grove, Jr. and Peter A. Dow, functions as the Administrator of the Company's 1993 Long Term Incentive Plan.

         From February 1, 1994 to March 23, 1994, the Executive Committee consisted of John B. Hurley, Ernest L. Grove, Jr., Dale R. Campbell and Bruce
D. Birgbauer. Bruce D. Birgbauer resigned on March 23, 1994. The Executive Committee now consists of Ernest L. Grove, Jr., John B. Hurley, and Dale R. Campbell. The Executive Committee met four times during the fiscal year. The Executive Committee has the same power and authority as the Board in the management of the business and affairs of the Company, subject to certain limitations.

         The Company has no standing nominating committee. The Board of Directors held seven meetings and took action by written consent two times during the fiscal year. Each director attended at least 75 percent of all of the meetings of the Board and of the committees upon which he served.

EXECUTIVE COMPENSATION

         The following table sets forth compensation awarded to earned by or paid to the Company's Chief Executive Officer and the other four executive officers who were serving as such at the end of fiscal year 1994, for services rendered to the Company and its subsidiaries by such officers during fiscal year 1995. Also included is salary, bonus and option information for these people for fiscal years 1994 and 1993.


                           SUMMARY COMPENSATION TABLE


====================================================================================================
                                           ANNUAL COMPENSATION          LONG TERM
                                                                       COMPENSATION
          NAME AND                      --------------------------     ------------
    PRINCIPAL POSITION                                                   AWARDS          ALL OTHER
                                                                      ------------       COMPENSA-
                               YEAR     SALARY ($)     BONUS ($)       OPTIONS (#)       TION ($)
- ----------------------------------------------------------------------------------------------------
John B. Hurley                 1995        $325,000     $  475,000                --          $  500
President and Chief            1994         350,000      1,100,000         1,785,000             500
Executive Officer              1993         325,000         75,000                --           1,000
- ----------------------------------------------------------------------------------------------------

Dale R. Campbell               1995         198,125         75,000           125,000             500
Executive Vice President       1994         155,000             --                --             500
                               1993         142,500         30,000                --           1,000
- ----------------------------------------------------------------------------------------------------

Daniel C. Hourigan             1995         254,952             --           125,000              --
Senior Vice President -        1994          23,996         50,000                --              --
Store Operations               1993              --             --                --              --
- ----------------------------------------------------------------------------------------------------

Julian L. Potts                1995         198,125         50,000           125,000             500
Senior Vice President -        1994         155,000             --                --             500
Advertising,                   1993         145,090         30,000                --           1,000
Merchandising and
Marketing
- ----------------------------------------------------------------------------------------------------
Stuart G. Garson               1995         143,750         65,000            75,000             500
Vice President,                1994         115,000             --                --             500
Secretary and General          1993         115,000         29,000                --           1,000
Counsel
====================================================================================================



         On October 1, 1991, John B. Hurley and the Company entered into an employment agreement providing for, among other things, an annual salary of $325,000, subject to annual upward adjustment in the discretion of the Board, and various fringe benefits. In connection with the Silo acquisition in December 1993, this employment agreement was amended.

         Under this employment agreement, the Company granted Mr. Hurley options to acquire 800,000 shares of Common Stock. Of these 800,000 options, 200,000 were exercised during fiscal year 1993 at an exercise price of $.50 per share. The remaining 600,000 options were amended in connection with the Silo acquisition to become 306,000 options which are exercisable through October 1, 2001 for $.97 per share. Subject to certain other provisions of the employment agreement discussed below, of these 306,000 options, 255,000 are exercisable as of the date of this Proxy Statement and the remaining 51,000 will become exercisable on February 1, 1996.

         If an "Acceleration Event" occurs during the term of Mr. Hurley's employment agreement and the Company (or its successor) thereafter terminates Mr. Hurley's employment other than for "Cause" (as defined in the agreement), all then outstanding options granted him under the agreement would become immediately exercisable. The term "Acceleration Event" is defined in the agreement to include, among other things, (a) a merger in which the Company is not the survivor, (b) the sale of a majority of the Common Stock the result of which is to consolidate ownership of such stock in a single person or a group of persons acting in concert, (c) the sale of all of the Common Stock held by Unaffiliated Shareholders (as therein defined) the result of which is to consolidate the ownership of such stock in a single person or group, and (d) the conveyance of all or substantially all of the assets of the Company to another entity the ownership of which is not substantially similar to that of the Company prior to such conveyance.

         In addition, Mr. Hurley's employment agreement may be terminated by the Company at any time, with or without Cause. If termination is for Cause, or if Mr. Hurley voluntarily terminates (other than under certain specified circumstances following an Acceleration Event), all then outstanding options granted to Mr. Hurley under the agreement would become void and no other obligations would be owed to him under the agreement. If termination is due to death or disability (as defined in the agreement), the Company would not be required to continue any salary or other benefits pursuant to the agreement, but all options then outstanding and exercisable would continue to be exercisable through January 31 of the next calendar year. Termination by the Company other than for Cause or voluntarily by Mr. Hurley under specified circumstances following an Acceleration Event would have no effect on the status of his then outstanding options. In addition, in either such case, salary payments would be required to continue until the earlier of (a) October 1, 2001 or (b) five years after the termination date.

         Further, Mr. Hurley may terminate his employment agreement if prior to December 3, 1996 either (a) Dixons American Holdings, Inc. ("DAH") (or its transferee) designates a majority of the members of the Company's Board of Directors or (b) an aggregate of 5% of the Common Stock or Series A Preferred Stock issued in the Silo Acquisition are transferred by DAH or an affiliate, to a party not an affiliate of DAH. If Mr. Hurley terminates the agreement in such event, he will be paid the lesser of (x) $1.625 million, or (y) the aggregate of all amounts which would be paid to him through the end of the term of the agreement. In addition, the stock options granted under his employment agreement, under the Company's 1993 Long Term Incentive Plan, and from Oliver
L. Fretter and Howard O. Fretter (see below), will accelerate and fully vest.

         Pursuant to option agreements amended in connection with the Silo acquisition, Mr. Hurley also holds options to purchase 408,000 shares of Common Stock from Oliver L. Fretter and options to purchase 204,000 shares of Common Stock from Howard O. Fretter, in each case at an exercise price of $.97 per share. Of these 612,000 options, 285,600 are presently vested and the balance will become vested in two equal tranches on each of December 3, 1995 and 1996, subject to acceleration as described above. The options expire on December 3, 1999.

OPTIONS GRANTED

         The following table sets forth information with respect to the individuals named in the Summary Compensation Table concerning option grants during the last fiscal year. No stock appreciation rights ("SARs") were granted during the last fiscal year.


                              OPTIONS/SARS GRANTS
                              IN LAST FISCAL YEAR

            =======================================================================================================================
                                                                                                   Potential Realizable Value at
                                                                                                       Assumed Annual Rates of
                                                                                                    Stock Price Appreciation for
                                                Individual Grants                                              Option Term
            =======================================================================================================================
                                                          % of Total
                                                         Options/SARs
                                                          Granted to     Exercise or
                                       Options/SARs      Employees in     Base Price   Expiration
              Name                       Granted         Fiscal Year      Per Share       Date            5%              10%
            =======================================================================================================================
              John B. Hurley                --                --              --           --             --              --
            -----------------------------------------------------------------------------------------------------------------------
              Dale R. Campbell           125,000             12.4%          $3.50       8/1/2004       $275,000        $697,500
            -----------------------------------------------------------------------------------------------------------------------
              Daniel Hourigan            125,000             12.4            3.50       8/1/2004        275,000         697,500
            -----------------------------------------------------------------------------------------------------------------------
              Julian L. Potts            125,000             12.4            3.50       8/1/2004        275,000         697,500
            -----------------------------------------------------------------------------------------------------------------------
              Stuart G. Garson            75,000              7.5            3.50       8/1/2004        165,000         418,500
            =======================================================================================================================


OPTION EXERCISE AND FISCAL YEAR-END VALUES

         The following table sets forth information with respect to the individuals named in the Summary Compensation Table concerning the number and value of options outstanding at the end of the last fiscal year.



              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR END OPTION/SAR VALUES(1)


            =======================================================================================================================
                                                                       Number of Unexercised          Value of Unexercised
                                                                          Options/SARs at                 In-The-Money
                                                                      Fiscal Year End (#)(1)             Options/SARs at
                                                                                                     Fiscal Year End ($)(2)
                                                                    ---------------------------------------------------------------
                                            Shares
                                           Acquired
                                              on          Value                        Not                            Not
                   Name                    Exercise     Received     Exercisable   Exercisable    Exercisable     Exercisable
                                              (#)          ($)
            =======================================================================================================================
                   John B. Hurley             --           --         1,084,600     1,618,400      $1,930,588     $2,880,752
            -----------------------------------------------------------------------------------------------------------------------
                   Dale R. Campbell           --           --           2,550        125,000           --             --
            -----------------------------------------------------------------------------------------------------------------------
                   Daniel Hourigan            --           --            --          125,000           --             --
            -----------------------------------------------------------------------------------------------------------------------
                   Julian L. Potts            --           --           4,080        125,000           --             --
            -----------------------------------------------------------------------------------------------------------------------
                   Stuart G. Garson           --           --            --           75,000           --             --
            =======================================================================================================================

NOTES

(1)      No SARs are outstanding.
(2) Calculated on the basis of the fair market value of the underlying securities at the fiscal year end minus the exercise price.

DIRECTORS' COMPENSATION

         Board members receive an annual fee of $18,000; the Chairman of the Board receives an annual fee of $40,000. The Board's committee chairmen each receive an additional annual fee of $2,400. In addition, each Director is paid $1,000 for each meeting attended, $1,000 for each committee meeting attended on a day other than the day of a Board meeting, and $500 for each committee meeting attended on the day of a Board meeting; plus, with respect to each meeting, reimbursement for reasonable out-of-pocket expenses. Robert N. Shrager has waived his right to receive any of the foregoing fees. Directors who are employees of the Company are not separately compensated for their services as directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors was established by the Board of Directors pursuant to the Company's By-Laws on June 18, 1986. Until June 15, 1994, the Committee consisted of Peter A. Dow and Ernest L. Grove, Jr., both outside Directors of the Company, and Oliver L. Fretter, a member (and, until December 3, 1993, Chairman) of the Board of Directors of the Company. On June 15, 1994, Mr. Fretter resigned and was replaced by Robert N. Shrager, a member of the Board of Directors of the Company. The Compensation Committee is empowered to review and make recommendations to the Board of Directors of the Company with regard to compensation plans and arrangements with officers and directors of the Company (including, but not limited to, compensation, fringe benefits, stock incentive programs and contributions to the Company's profit sharing plans); to serve as the Option Committee under the 1986 Fretter, Inc. Employee Stock Option Plan; and to serve as the Bonus Committee under the 1988 Fretter, Inc. Bonus Plan. In addition, Messrs. Grove and Dow also serve as the Administrator of the Company's 1993 Long Term Incentive Plan.

         The overall objectives of the Company's executive compensation program are to (a) encourage the Company's executives to achieve performance of long term and fiscal year goals, (b) provide compensation that will attract and retain superior talent and reward initiative, innovation and industry, and (c) reward achievement of goals and recognize extraordinary efforts or undertakings. Accordingly, the Company's executive compensation is based on three components: base salary, annual incentive bonuses and long term incentives through stock options.

         During the fiscal year, the Compensation Committee did not recommend any raises in base salary for any executives, because the Compensation Committee, in its subjective discretion, did not deem such raises advisable. The salary of the Chief Executive Officer was set by contract entered into in a prior year, and therefore was not subject to review by the Compensation Committee during fiscal year 1995.

         Annual incentive bonuses are generally paid pursuant to the Company's 1988 Fretter, Inc. Bonus Plan. The Bonus Plan is administered by the Compensation Committee acting as the bonus committee under the Bonus Plan ("Bonus Committee"). The Bonus Plan provides for the establishment of an additional compensation fund available for bonuses for any taxable year (defined to correspond to the Company's fiscal year) of 15 percent of net income of the Company in excess of $4 million, up to a maximum fund of $1.5 million. As defined in the Bonus Plan, net income means the net income of the Company for the taxable year before the payment of or provision for bonus awards and any federal income taxes (but not other taxes) on the net income of the Company for such taxable year, and excluding gains or losses from the sale or other disposition of capital assets during such taxable year and any net operating loss carryforward. There is no requirement that any part of the additional compensation fund be awarded as bonuses for any taxable year and no part of the fund not awarded in one taxable year is carried forward to succeeding years. To the extent funds are available for payment under the Plan, the Committee allocates all or a portion thereof among the Company's executives and other Company employees whom the Committee believes were responsible for the level of Company earnings achieved. For Fiscal 1995, the Committee awarded bonuses under the Plan. Bonuses paid to the executive officers are depicted in the Summary Compensation Table found elsewhere in this Proxy Statement.

         Long term incentives for executives are created through utilization of the Company's 1993 Long Term Incentive Plan and 1986 Fretter, Inc. Employee Stock Option Plan (the "Option Plans"), approved by the shareholders of the Company in December 1993 and March 1986, respectively. An aggregate of 3,514,000 shares of the Company's Common Stock are authorized to be issued pursuant to the Option Plans.

         The Option Plans are administered by the Compensation Committee or, as to the 1993 Plan, by a subcommittee thereof. No member of the administering committee is eligible to receive options under either Option Plan (or stock options or stock appreciation rights under any other plan which may be adopted in the future by the Company) while a member of the administering committee, nor may any member of the administering committee have been eligible for any of the foregoing at any time within one year prior to such member's appointment to the administering committee.

         By providing an exercise price equal to or exceeding the fair market price of the Company's Common Stock at the time of grant, executives are encouraged to achieve Company goals which create long term shareholder value and thus an increase in the price of the Company's Common Stock. The Committee awards incentive options among the Company's executives and other Company employees whom the Committee believes have in the past year or are expected to favorably address such long term objectives of the Company. In fiscal year 1995, a total of 1,006,550 options were granted to employees.

                                  Peter A. Dow
                                  Ernest L. Grove, Jr.
                                  Robert N. Shrager

COMPANY PERFORMANCE

         The following graph depicts a five year comparison of cumulative total returns, assuming $100 was invested on January 31, 1990 and reinvestment of any dividends or distributions in (a) the Company's Common Stock, (b) the entire NASDAQ Stock Market (as a broad equity market index) and (c) the NASDAQ Retail Trade Stock Index (as a peer group index utilizing a published industry index).


                           Company Performance Chart
      Comparison of five year cumulative return among NASDAQ Stock Market,
                 NASDAQ Retail Trade Stocks and Fretter, Inc.

                               1/31/90          1/31/91         1/31/92         1/31/93         1/31/94         1/31/95
                               -------          -------         -------         -------         -------         -------
Fretter                        100.00           116.15          116.15           67.75          121.94           99.18
NASDAQ Stock Market            100.00           103.00          158.00          179.00          204.00          196.00
NASDAQ Retail Trade Stocks     100.00           120.00          210.00          190.00          204.00          180.00


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Until June 15, 1995, the Compensation Committee of the Company's Board of Directors consisted of Peter A. Dow, Ernest L. Grove, Jr., both outside Directors of the Company, and Oliver L. Fretter, a member (and until December 1993, Chairman) of the Board of Directors of the Company. On June 15, 1995, Mr. Fretter resigned and was replaced by Robert N. Shrager.

         Three Company properties (Mt. Clemens, Detroit (office) and Southfield) are owned by Oliver L. and Elma M. Fretter, wife of Oliver L. Fretter, and were leased to the Company pursuant to leases having 12-year terms. The aggregate rental payments to Oliver L. and Elma M. Fretter under these leases in fiscal year 1995 were $281,370. The lease for the Detroit office was terminated on March 1, 1994, and the Company continues to operate the Mt. Clemens and Southfield store locations on a month-to-month basis.

         The Company's store in Flint, Michigan is owned and was leased to the Company by LEHO Co., a partnership in which Laura Fretter (50%) and Howard O. Fretter (50%) are partners, each being adult children of Oliver L. Fretter. Until December 1993, Howard O. Fretter was a Director and Secretary of the Company. This lease was terminated as of January 31, 1994, but continues on a month-to-month basis on the same economic terms. Rental payments under this lease in fiscal year 1995 were $84,000.

         Pursuant to a Capital Contribution/Sale Agreement among the Company, John B. Hurley and Oliver L. Fretter dated November 30, 1993, Mr. Fretter has agreed to contribute to the capital of the Company shares of Common Stock he owns, share for share to meet any exercises by Mr. Hurley of his option from the Company to acquire up to 1,785,000 shares of Common Stock. Mr. Hurley has agreed to pay Mr. Fretter $.97 for each share contributed to the Company by Mr. Fretter.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANT

         Price Waterhouse is the independent public accountant for the Company and has reported on the Company's financial statements for the years ended January 31, 1995, 1994 and 1993 included in the Annual Report which accompanies this Proxy Statement. The Company's independent public accountants are appointed by the Board of Directors. The Board of Directors has selected Price Waterhouse to be the independent public accountants for the current fiscal year. Representatives of Price Waterhouse are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

ANNUAL REPORT AND OTHER MATTERS

         The Annual Report of the Company for the fiscal year ended January 31, 1995, including the financial statements, is being mailed to the shareholders with this Proxy Statement. A complete list of the shareholders of record entitled to vote at the Meeting will be available for examination by any shareholder during the Meeting and at the place of the Meeting.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Certain parties are required to file under Section 16 of the Securities Exchange Act of 1934 reports of ownership and changes of ownership with the Securities and Exchange Commission, and to provide copies of such reports to the Company.

         Based solely on information provided to the Company by individual directors and executive officers, the Company believes that during the preceding year all such filing requirements have been complied with, except that: (a) Dale Campbell, Daniel Hourigan, Julian Potts, Stuart Garson, Mark Malta and Paul Mattei (all officers of the Company) filed late Form 5s reporting the grant of options to them under the Company's 1993 Long Term Incentive Plan; (b) Paul Mattei and Daniel Hourigan filed late Form 3s reporting their ownership of Company securities as of the date they became officers of the Company; and (c) Howard Fretter, a significant shareholder, filed a late Form 5 reporting a gift of Company Common Stock to trusts for the benefit of his children.

PROPOSALS FOR 1996 ANNUAL MEETING

         A shareholder desiring that a proposal, otherwise proper for presentation, be presented at an annual meeting of shareholders to be held in 1996 must send such proposal to the Secretary of the Company for inclusion in the materials relating to that meeting so that it is received by February 1, 1996.

COST OF SOLICITING PROXIES

         The cost of soliciting Proxies will be paid by the Company. The Company has retained Georgeson & Co. Inc. ("Georgeson") to assist the Company in the solicitation of Proxies. Proxies may be solicited by directors, officers and/or regular employees of the Company and Georgeson on behalf of the Company by telephone, telegram and personal solicitation in addition to the use of the mails. Georgeson will receive a fee of approximately $1,500, plus reimbursement of expenses, for its assistance in the solicitation of Proxies, depending on the actual services rendered. The Company may reimburse banks, brokers and fiduciaries holding shares in their names or in the names of their nominees for their expenses in sending soliciting materials to the beneficial owners of such shares and of obtaining their Proxies.


                                              By Order of the Board of Directors


                                              STUART G. GARSON
                                              Secretary


Dated: May 31, 1995


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE
ELECTION OF THE NOMINEES INDICATED BELOW.


1. Election of Directors Duly Nominated:                 Ernest L. Grove Jr., Oliver L. Fretter, John B. Hurley and Dale R. Campbell

   FOR all nominees        WITHHOLD
  listed (except as       AUTHORITY                      (Instruction: To withhold authority to vote for any individual nominee,
    marked to the       to vote for all                   strike a line through the name of said nominee listed above.)
      contrary).        nominees listed.

        / /                   / /                        ___________________________________________________________________________

2. In the discretion of the proxies upon
such other business as may properly
come before the meeting.
                                                                     The undersigned acknowledges receipt of the Notice of Annual
                                                                     Meeting and the Proxy Statement and hereby revokes all proxies heretofore given to vote at said meeting or at any adjournment or adjournments thereof.

                                                                     Please sign exactly as name appears.  When signing as attorney, executor, administrator, trustee, or guardian, please give full title.  If a corporation, please sign in full corporate name by
                                                                     President or other authorized officer.  If a partnership,
                                                                     please sign in partnership name by authorized person.

                                                                     Dated:___________________________________________________, 1995


                                                                     _______________________________________________________________
                                                                                                  (Signature)

                                                                     _______________________________________________________________
                                                                                           (Signature if held jointly)

       "PLEASE MARK INSIDE BLUE BOXES SO THAT DATA                   PLEASE MARK, SIGN AND RETURN PROXY CARD PROMPTLY USING THE
       PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"                  ENCLOSED ENVELOPE.
- ------------------------------------------------------------------------------------------------------------------------------------

PROXY                              FRETTER, INC.                         PROXY

                ANNUAL MEETING OF SHAREHOLDERS OF FRETTER, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints Ernest L. Grove Jr., and John B. Hurley as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated on the reverse side, all shares of Common Stock, $.01 par value, of Fretter, Inc. a Michigan corporation, which the undersigned has the power to vote, at the Annual Meeting of Shareholders to be held June 21, 1995 and any adjournment or adjournments thereof.


                          (Continued on reverse side)